Exhibit 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO EXCHANGE ACT RULES 13a-14(a) AND 15d-14(a),
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Alexander J. Lurie, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Momentive Global Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 14, 2023	By:	/s/ Alexander J. Lurie
Alexander J. Lurie
Chief Executive Officer and Director
(Principal Executive Officer)